5,000,000 Shares

                      THE MACERICH COMPANY

                          Common Stock

                     UNDERWRITING AGREEMENT


                                                 October 30, 1996


LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10285

Dear Sirs:

          The Macerich Company, a Maryland corporation (the "Com-pany"), proposes to sell 5,000,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company proposes to grant to you (the "Underwriter") an option to purchase up to an additional 750,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by you.

          1.  Representations, Warranties and Agreements of the
Company.  The Company represents, warrants and agrees that:

               (a) A registration statement on Form S-3, an amendment and a post-effective amendment thereto, with respect to the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Rights (the "Shelf Securities") to be issued from time to time have (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been
delivered by the Company to you.   As used in this Agreement,
"Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commis-sion; "Effective Date" means the date of the Effective Time. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Stock is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Stock in the form first filed pursuant to Rule 424 is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. As described in the Prospectus, the Company owns partnership interests in The Macerich Partnership, L.P., a Delaware limited partnership (the "Partnership"). The term "subsidiaries," when used with respect to the Company, includes, without limitation, the Partnership, Macerich Management Company and Macerich Property Management Company unless otherwise noted, and all references to properties or assets of the Company or its subsidiaries include, without limitation, the Centers (as such term is defined in the Prospectus) unless otherwise noted.

               (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a mate-rial fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

               (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

               (d) The Company and each of its subsidiaries (i) have been duly incorporated or formed, as the case may be, and are validly existing as corporations or limited partnerships, as the case may be, in good standing under the laws of their respec-tive jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis and (ii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

               (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company (other than the Partnership) have been duly and validly autho-rized and issued and are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company. Such capital stock owned by the Partnership is owned by the Partnership free and clear of all liens, encumbrances, equities or claims; all of the partnership interests of the Partnership have been duly and validly autho-rized and issued, are fully paid and are owned of record in the percentage amounts set forth in Exhibit A hereto by the Company and by the entities or persons described in Exhibit A hereto, and the partnership interests owned by the Company are owned by the Company free and clear of all liens, encumbrances, equities or claims.

               (f) The unissued shares of the Stock to be issued and sold by the Company to you hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the descriptions thereof contained in the Prospectus.

               (g) This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that
(a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the execution, delivery and performance of this Agree-ment by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action; except as disclosed in the Prospectus, and except as any of the following, either individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or would not materially impair the consummation of the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby: (i) did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (ii) did not or will not re-sult in any violation of the provisions of the charter, by-laws or partnership agreement of the Company or any of its sub-sidiaries, as the case may be, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be re-quired under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by you or as may heretofore have been obtained, no consent, approval, authorization or order of, or filing or regis-tration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transac-tions contemplated hereby other than such filings and consents that will be timely made or obtained prior to or upon the closing contemplated by Section 2 hereof, provided, however, that the Company undertakes to make and obtain all such filings and consents promptly by such closing.

               (h) Except as disclosed in the Prospectus or as delivered to your counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or any subsidiary of the Company to file a registration statement under the Securities Act with respect to any securities of the Company or any subsidiary of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               (i) Neither the Company nor any of its subsid-iaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the stock, partnership interests or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospec-tive material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries on a consolidated basis, otherwise than as set forth or contemplated in the Prospectus.

               (j)  The financial statements (including the
related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and, except as otherwise stated therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for respective periods specified.

               (k) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and whose report is included in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (l) (i) The Company, each of its subsidiaries and any partnership or joint venture in which such party is a participant (a "Related Entity") have good fee title to all real property (other than the real property and buildings described in subparagraph (ii) below) and good title to all personal property owned by them, in each case free and clear of all liens, encum-brances and defects except such as are described in the Prospec-tus or such as do not materially affect the value of such prop-erty and do not materially interfere with the use made and proposed to be made of such property by the Company, its subsidiaries and Related Entities; (ii) all real property and buildings held under lease by the Company, its subsidiaries and Related Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of such property and buildings and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, its subsidiaries and Related Entities, in each case except as set forth in the Prospectus; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of any of the Company, its subsidiaries or Related Entities which are re-quired to be disclosed in the Prospectus are disclosed therein;
(iv) except as set forth in the Prospectus, neither the Company, nor any of its subsidiaries or Related Entities nor, to the knowledge of the Company, any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which any of the Company or its subsidiaries or Related Enti-ties leases its properties and neither the Company, nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases other than such defaults that, individually or in the aggregate, are not material to the business of the Company and its subsidiaries, taken as a whole; (v) except as set forth in the Prospectus and except for J.C. Penney Company, Inc., as the tenant under its lease in Valley View Center, no tenant under any of the leases pursuant to which any of the Company or its subsidiaries or Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease;
(vi) to the knowledge of the Company, each of the properties of any of the Company, its subsidiaries or Related Entities complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and
(vii) neither the Company nor any of its subsidiaries or Related Entities has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of any of the Company, its subsidiaries or Related Entities except such proceedings or actions that, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

               (m) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

               (n) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

               (o) There are no legal or governmental proceed-ings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

               (q) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

               (r) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

               (s) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial condition, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

               (t) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not
(i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business which is material to the business of the Company and its subsidiaries, taken as a whole or (iv) de-clared or paid any dividend on its stock.

               (u) The Company (i) makes and keeps books and re-cords which are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

               (v) Neither the Company nor any of its subsid-iaries (i) is in violation of its charter, by-laws or partnership agreement, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agree-ment or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) to its knowledge is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary in all material respects to the ownership of its property or to the conduct of its business.

               (w) Neither the Company nor any of its subsid-iaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (x) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of any pollutants, contaminants, chemicals, petroleum or petroleum products, or toxic or hazardous materials, substances, or wastes by the Company or any of its subsidiaries or any of their prede-cessors in interest at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries or, to the knowledge of the Company, any of their predecessors in interest in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action, damages or the modification or cessation of any activity of the Company or any of its subsidiaries under any applicable law, common law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation, remedial action, damages, modification or cessation which would not have, singly or in the aggregate with all such violations, remedial actions, damages, modifications or cessations, a materi-al adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping, migration or release of any kind onto such property or into the environment surrounding such property of any pollutants, contaminants, chemicals, petroleum or petroleum products, or toxic or hazardous materials, substances, or wastes except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, singly or in the aggre-gate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

               (y) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

               (z) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its present and contemplated method of operation does and will enable it to meet the requirements for taxation as a real estate investment trust ("REIT") under the Code and the Company has elected to be taxed as a REIT under the Code for the year ended December 31, 1995.

               (aa) Each of the Company, its subsidiaries and Related Entities has title insurance on all properties and assets described in the Prospectus as owned by such party.

               (ab) Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement there-of, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or bylaws of the Company or any of its subsidiaries or any material contract, lease or other instrument to which the Company or any of its sub-sidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

                (ac)  The agreements set forth on Exhibit B
hereto constitute all the material contracts and agreements of the Company and its subsidiaries.

          2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell shares of the Firm Stock to you and you agree to purchase at a price of $21.25 per share 5,000,000 shares of Firm Stock.

          In addition, the Company grants to you an option to purchase up to 750,000 shares of Option Stock at the purchase price per share set forth above, less an amount per share equal to any dividends declared by the Company and payable on the Firm Stock but not payable on the Option Stock. Such option is grant-ed solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof.

          The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          3. Offering of Stock by the Underwriter. Upon authorization of the release of the Firm Stock, you propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

          4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at such place as shall be determined by agreement between the Company and you at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date as shall be determined by agreement between the Company and you. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to you against payment to or upon the order of the Company of the purchase price by certified or official bank check payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by you in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday, Sunday or holiday, on the next business day) the option granted in Sec-tion 2 may be exercised by written notice being given to the Company by you. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by you, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

          Delivery of and payment for the Option Stock shall be made at such place as shall be determined by agreement between the Company and you at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates repre-senting the Option Stock to you against payment to or upon the order of the Company of the purchase price by certified or official bank check payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as you shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by you in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

          5. Further Agreements of the Company. The Company agrees:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospec-tus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prelimi-nary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (b)  To furnish promptly to you and to your
counsel a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (c) To deliver promptly to you such number of the following documents as you shall reasonably request: (i) con-formed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary in the reasonable opinion of your counsel during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and, upon your request, to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the Effective Time, upon your request but at your expense, to prepare and deliver to you as many copies as you may reasonably request of an amended or supplemented Prospectus complying with section 10(a)(3) of the Securities Act;

               (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or you, be required by the Securities Act or requested by the Commission;

               (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Pro-spectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to you and your counsel and obtain your consent to the filing, which consent will not be unreasonably withheld;

               (f) As soon as practicable after the Effective Date, but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, to make generally available to the Company's security holders and to deliver to you an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

               (g) For a period of five years following the Effective Date, to furnish to you copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

               (h)  Promptly from time to time to take such
action as you may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdic-tions for as long as may be necessary to complete the distribution of the Stock; except that in no event shall the Company be obligated in connection therewith to take any action that would subject it to income taxation in such jurisdiction, to qualify as a foreign corporation in such jurisdiction, or to exe-cute a general consent to service of process;

               (i) For a period of 90 days from the date of the Prospectus, not to offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than the Stock, or Common Stock issuable pursuant to the Company's existing employee benefit and director plans or to redeem Partnership Units), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options to purchase up to an aggregate of 2,000,000 shares of Common Stock pursuant to the Company's existing employee benefit and director plans or the issuance of Partnership Units in connection with the acquisition of property, directly or indirectly by the Partnership), otherwise than in accordance with this Agreement or as contemplated in the Prospectus or without your prior written consent;

               (j)  To file promptly all reports and any
definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

               (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

               (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any stock transfer taxes, stamp duties and similar taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;
(c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;
(d) the costs of printing, reproducing and distributing this Agreement (and related agreements) and all other agreements, memoranda, correspondence and other documents printed, dis-tributed or delivered in connection with the offering of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of your counsel); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 6, Section 8 and Section 11, you shall pay your own costs and expenses, including the costs and expenses of your counsel, any transfer taxes on the Stock which you may sell and the expenses of advertising any offering of the Stock made by you.

          7. Conditions of Underwriter's Obligations. Your obligations hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               (b) You shall not have been advised by the Compa-ny or shall not have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in your opinion or in the opinion of Skadden, Arps, Slate, Meagher & Flom, your counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the state-ments therein not misleading.

               (c) O'Melveny & Myers LLP shall have furnished to you its written opinion, as counsel to the Company, addressed to you and dated such Delivery Date, in form and substance satisfac-tory to you, to the effect that:

                    (i)  The Company and each of Macerich
     Management Company, Macerich Property Management Company and the Partnership have been duly incorporated or formed, as the case may be, and are existing as cor-porations or limited partnerships, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, are, to the best of such counsel's knowledge, duly qualified to do business and are in good standing as foreign corpo-rations or limited partnerships, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (to the knowledge of such counsel based solely on a certificate of an officer of the Company), except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis, and have corporate power, in the case of the Company, Macerich Management Company and Macerich Property Management Company, and power under its partnership agreement and the Revised Uniform Limited Partnership Act of the State of Delaware (the "Delaware Partnership Act"), in the case of the Partnership necessary to own or hold their respective current properties and conduct the businesses in which they are currently engaged, substantially as described in the Prospectus;

                   (ii)  The Company has an authorized
     capitalization as set forth in the Prospectus, and all of the issued shares of stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are or, with respect to the Stock, upon payment of the consideration in the manner set forth in this Agreement, will be, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus under the captions "Description of Preferred Stock" and "Description of Common Stock"; all of the issued shares of capital stock of each subsidiary of the Company (other than the Partnership) have been validly authorized and issued and are fully paid, non-assessable and except as set forth in the Prospectus are owned of record by the Com-pany or the Partnership. Such capital stock owned by the Partnership is, to such counsel's knowledge, owned by the Partnership free and clear of all liens, charges or encumbrances; all of the partnership interests of the Partnership owned by the Company have been validly issued and the partnership interests owned by the Company are, to such counsel's knowledge, owned by the Company free and clear of all liens, charges and encum-brances;

                  (iii)  Except as contemplated in the
     Prospectus, there are no preemptive or, so far as is known to such counsel, other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                   (iv)  To such counsel's knowledge, there
     are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, to which the Company or any of its subsidiar-ies is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries;

                    (v)  The Registration Statement was de-
     clared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceeding for that purpose is pending or threatened by the Commission;

                   (vi)  The Registration Statement and the
     Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical data included therein, as to which such counsel need ex-press no opinion) as of the effective date of such Registration Statement or the filing date of such Prospectus, amendment or supplement appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (vii)  The statements contained in the
     Prospectus under the captions "Description of Common Stock", "Restrictions on Transfer" and "Certain Provi-sions of Maryland Law and the Company's Articles of Incorporation and Bylaws," in each case insofar as they constitute summaries of legal matters, documents or proceedings, constitute a fair summary thereof in all material respects;

                 (viii)  To such counsel's knowledge, there
     are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration
     Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                   (ix)  This Agreement has been duly autho-
     rized, executed and delivered by the Company;

                    (x)  The issue and sale of the shares of
     Stock being delivered on such Delivery Date by the Company and the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and did not result in any violation of the provisions of the charter, by-laws or partnership agreement of the Company or any of its subsidiaries and, to such counsel's knowledge, did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or as-sets of the Company or any of its subsidiaries pursuant to, any agreement set forth on Exhibit B hereto (the "Material Agreements"), except as disclosed in the Pro-spectus and except for conflicts, breaches, violations, defaults, liens, charges or encumbrances which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business pros-pects of the Company and its subsidiaries on a consoli-dated basis, or which would not materially impair the consummation of the transactions contemplated by this Agreement, nor did or will such actions result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except as disclosed in the Prospectus and except for violations which, indi-vidually or in the aggregate, would not have a material adverse effect on the condition, financial or other-wise, earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis, or which would not materially impair the consummation of the transactions contemplated by this Agreement; except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the pur-chase and distribution of the Stock by you or as may heretofore have been obtained, no consent, approval, authorization or order of, or filing or registration with, any Federal, California or Maryland court or gov-ernmental agency or body was or is required for the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby or the sale and delivery of the Stock;

                   (xi)  Except as described in the
     Prospectus or as delivered to your counsel, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursu-ant to any other registration statement filed by the Company under the Securities Act;

                  (xii)  Neither the Company nor any subsid-
     iary is an "investment company" within the meaning of such term under the United States Investment Company
     Act of 1940 and the rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by Federal securities laws, the corporate and partnership laws of the States of Delaware and Maryland, and the laws of the States of California and New York. Such counsel may rely, as to matters of Maryland law, upon the opinion of Ballard Spahr Andrews & Ingersoll, which opinion shall be in form and substance satisfactory to your coun-sel. In addition, in rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of the Company. Such counsel shall also have furnished to you a written statement, addressed to you and dated such Delivery Date, in form and substance satisfactory to you, to the effect that, on the basis of their examination and participation in conferences in connection with the preparation of the Registration Statement, no facts have come to the attention of such counsel which cause it to believe that the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included therein as to which such counsel need express no opin-
ion), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial and statistical data included therein as to which such counsel need express no opinion), as of such Delivery Date and at the time such Prospectus was issued, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness, and fairness of the statements included in the Registration Statement or the Prospectus, and does not assume responsibility for the accuracy, completeness or fairness of such statements except to the extent set forth in paragraph (vii).

               (d) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to you its written opinion, as your counsel, addressed to you and dated such Delivery Date, in form and substance satisfactory to you.

In giving its opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, which opinion shall be in form and substance satisfactory to your counsel. Skadden, Arps, Slate, Meagher & Flom shall also have furnished to you a written state-ment, addressed to you and dated such Delivery Date, in form and substance satisfactory to you, to the effect that no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date and as of such Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of such Delivery Date and at the time such Prospectus was issued, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) The Company shall have furnished to you a letter (the "bring-down letter") of Coopers & Lybrand L.L.P., addressed to you and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable re-quirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter (the "initial letter") delivered to you concurrently with the execution of this Agreement and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

               (f) The Company shall have furnished to you a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                    (i)  The representations, warranties and
     agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(g) have been fulfilled;

                   (ii)  No stop order suspending the
     effectiveness of the Registration Statement has been issued and, to the best of each such officer's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                  (iii)  All filings required by Rule 424(b)
     of the Rules and Regulations have been made; and

                   (iv)  They have carefully examined the
     Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading, and
     (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

               (g)  (i)  Neither the Company nor any of its
subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insur-ance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the stock, partnership interests or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (h) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the fol-lowing: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal, New York or California authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declara-tion of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impractical or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (i) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, the Agreement and all your obligations hereun-der may be cancelled at, or at any time prior to, each Delivery Date, by you. Any such cancellation shall be without your liability to the Company. Notice of such cancellation shall be given the Company in writing, or by telegraph or telephone and confirmed in writing.

          8.  Indemnification and Contribution

               (a) The Company shall indemnify and hold you harmless and each person, if any, who controls you within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which you or that controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse you and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by you or that controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Pro-spectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to your benefit if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Stock to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to you or to any person who controls you.

               (b) You shall indemnify and hold harmless the Company, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to the Company or any such director, officer or controlling person.

               (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d)  If the indemnification provided for in this
Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offer-ing of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you with respect to the shares of the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and you agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwith-standing the provisions of this Section 8(d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) You severally confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" (except for the first sentence of the eighth paragraph thereunder) in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of you spe-cifically for inclusion in the Registration Statement and the Prospectus.

          9. Termination. Your obligations hereunder may be terminated by you by notice given to and received by the Company prior to delivery of and payment for the Firm Stock, if, prior to that time, any of the events described in Sections 7(g) or 7(h) shall have occurred or if you shall decline to purchase the Stock for any reason permitted under this Agreement.

          10. Reimbursement of Underwriter's Expenses. If (a) the Company shall fail to tender the Stock for delivery to you for any reason permitted under this Agreement or (b) you shall decline to purchase the Stock for any reason permitted under this Agreement, including the failure of any of the conditions described in Section 7 hereof (other than Section 7(h)), the Company shall reimburse you for the fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to you. If this Agreement is termi-nated pursuant to Section 9 by reason of your default, the Compa-ny shall not be obligated to reimburse you on account of those expenses.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to you at 3 World
Financial Center, New York, New York 10285-1100, Attention:
Syndicate Registration Department (Fax: 212-528-8822);

               (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Thomas E. O'Hern (Fax: (310) 395-2791);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon you, the Company, and your respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who controls you within the meaning of
Section 15 of the Securities Act and (B) the indemnity agreement contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision con-tained herein.

          13. Survival. The respective indemnities, representa-tions, warranties and agreements of the Company and you contained in this Agreement or made by or on behalf on the Company and you, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of you or any person controlling any of you.

          14.  Definition of the Terms "Business Day" and
"Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and you, please indicate your acceptance in the space provided for that purpose below.


                              Very truly yours,
                              THE MACERICH COMPANY



                              By:  /s/ Ed Coppola
                                   ------------------------------

                                    Name:   Ed Coppola
                                    Title:  Executive Vice President



Accepted:


LEHMAN BROTHERS INC.

    /s/ Michael W. Reid
By: -------------------------

    Authorized Representative

                                                        Exhibit A




                Percent Ownership of Partnership








Entity                                         % Ownership


The Macerich Company                           62 %

The Northwestern Mutual Life                   3%
           Insurance Company

The Principals                                 24%

Others                                         11%

                                                        Exhibit B


                       Material Agreements




Articles of Amendment and Restatement of the Company

Articles Supplementary of the Company

Bylaws of the Company

Amended and Restated Limited Partnership Agreement for the
Operating Partnership dated as of March 16, 1994

Amendment No. 1 dated August 14, 1995 to Amended and Restated
Limited Partnership Agreement for the Operating Partnership.

Employment Agreement between the Company and Mace Siegel dated as of March 16, 1994

Employment Agreement between the Company and Dana K. Anderson dated as of March 16, 1994

Employment Agreement between the Company and Arthur M. Coppola dated as of March 16, 1994

Employment Agreement between the Company and Edward C. Coppola dated as of March 16, 1994

Employment Agreement between the Company and Thomas O'Hern dated as of September 1, 1996.

Employment Agreement between the Company and Richard A. Bayer dated as of September 1, 1996.

The Macerich Company 1994 Stock Incentive Plan

The Macerich Company 1994 Eligible Directors' Stock Option Plan

The Macerich Company Deferred Compensation Plan

The Macerich Company Annual Incentive Compensation Plan

The Macerich Company Deferred Compensation Plan for Mall
Executives

The Macerich Company Eligible Directors' Deferred Compensation
Plan/Phantom Stock Plan

The Macerich Company Executive Officer Salary Deferral Plan

Macerich Property Management Company Profit Sharing Plan & Trust dated December 12, 1994.

NML Master Agreement dated as of October 22, 1993 by and among the Operating Partnership, The Northwestern Mutual Life Insurance
Company (as general partner), The Northwestern Mutual Life
Insurance Company (as lender), each of the property partnerships and each of the Macerich Partnerships

Partnership Interest Agreement of Purchase and Sale dated as of October 18, 1993 between Hexalon Real Estate, Inc. and the
Operating Partnership

Third Amendment to Partnership Interest Agreement of Purchase and
Sale dated as of February 9, 1994 by and among Hexalon Real
Estate, Inc. and the Operating Partnership

Purchase and Sale Agreement dated as of June 30, 1993 between the Operating Partnership and Provident Life and Accident Insurance
Company

Indenture of Lease, dated as of January 26, 1983, by and between PCA Crossroads, Ltd., as landlord, and Crossroads Shopping Center
Company and Macerich Crossroads Associates, collectively, as tenant, as amended

Macerich Master Agreement dated as of March 16, 1994 regarding the transfer of property partnership interests of The Macerich
Group to the Operating Partnership

Registration Rights Agreement dated as of March 16, 1994 between the Company and The Northwestern Mutual Life Insurance Company

Registration Rights Agreement dated as of March 16, 1994 between the Company and Mace Siegel, Dana K. Anderson, Arthur M. Coppola and Edward C. Coppola

Registration Rights Agreement dated as of March 16, 1994 between the Company, Richard M. Cohen and MRII Associates

Incidental Registration Rights Agreement dated as of March 16,
1994

Indemnification Agreement dated as of March 16, 1994 between the Company and Mace Siegel

Indemnification Agreement between the Company and Arthur M.
Coppola dated as of March 16, 1994.

Indemnification Agreement between the Company and Dana K.
Anderson dated as of March 16, 1994.

Indemnification Agreement between the Company and Edward C.
Coppola dated as of March 16, 1994.

Indemnification Agreement between the Company and Thomas E.
O'Hern dated as of March 16, 1994.

Indemnification Agreement between the Company and James S. Cownie dated as of March 16, 1994.

Indemnification Agreement between the Company and Theodore S.
Hochstim dated as of March 16, 1994.

Indemnification Agreement between the Company and Fred S. Hubbell dated as of March 16, 1994.

Indemnification Agreement between the Company and Stanley A.
Moore dated as of March 16, 1994.

Indemnification Agreement between the Company and Dr. William
Sexton dated as of March 16, 1994.

Indemnification Agreement between the Company and Richard A.
Bayer dated as of March 16, 1994.

Property Management Agreement dated as of March 16, 1994 with respect to Macerich Bristol Associates

Property Management Agreement with respect to Lakewood Mall.

Property Management Agreement with respect to Chesterfield Towne
Center.

Property Management Agreement with respect to County East Mall.

Property Management Agreement with respect to Crossroads Mall-
Boulder, Colorado.

Property Management Agreement with respect to Greeley Mall.

Property Management Agreement with respect to Green Tree Mall.

Property Management Agreement with respect to Holiday Village
Shopping Center.

Property Management Agreement with respect to Northgate Mall.

Property Management Agreement with respect to Parklane Center.

Property Management Agreement with respect to Marshalls' Boulder
Plaza

Property Management Agreement with respect to Crossroads Mall-
Oklahoma

Property Management Agreement dated as of August 15, 1995 between
Macerich Property Management Company and Macerich Salisbury
Limited Partnership with respect to The Centre at Salisbury

Management and Operating Agreement dated July 1, 1991 by and between Macerich Management Company and North Valley Plaza
Associates

Management and Operating Agreement dated January 17, 1985 by and between Macerich Management Company and Macerich Northwestern
Associates, as amended

Management Agreement dated September 1, 1985 by and between
Macerich Management Company and Panorama City Associates

Amended and Restated Partnership Agreement for Macerich Bristol
Associates

Amended and Restated Partnership Agreement for Macerich Greeley
Associates (Greeley Mall).

Amended and Restated Partnership Agreement for Northgate Mall
Associates (Northgate Mall).

Amended and Restated Limited Partnership Agreement for Macerich
SCG Limited Partnership.

Partnership Agreement for Macerich Northwestern Associates, dated as of January 17, 1985, by and between Macerich Walnut Creek
Associates and The Northwestern Mutual Life Insurance Company

First Amendment to Macerich Northwestern Associates Partnership
Agreement by and between Operating Partnership and The
Northwestern Mutual Life Insurance Company

North Valley Plaza Associates Joint Venture Agreement, dated as of April 14, 1988, by and between Chico Associates and The
Northwestern Mutual Life Insurance Company

First Amendment to North Valley Plaza Associates Joint Venture
Agreement by and between Operating Partnership and The
Northwestern Mutual Life Insurance Company

Panorama City Associates Partnership Agreement, dated as of
February 2, 1979, by and between Macerich Panorama Associates and
Connecticut General Mortgage and Realty Investments, as amended

Second Amendment to Panorama City Associates Partnership
Agreement by and between Operating Partnership and 745 Property
Investments (formerly Connecticut General Mortgage and Realty
Investments)

Amended and Restated Partnership Agreement dated as of February 28, 1986 by and between William A. Schlossman, Donald L.
Johnson, Charles R. Nolan, John L. McCormick, M.O. Foss, Jr.,
Mark B. Foss, and Macerich Fargo Associates

Parcel #1 Ground Lease (Bristol), dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant

Parcel #2 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #3 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #4 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #5 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #6 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #7 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Parcel #8 Ground Lease dated as of November 1, 1971, by and between First Western Bank and Trust Company, as landlord, and Rinker Development Corp., as tenant.

Amendment to Lease (Parcel #2 Ground Lease (Bristol) dated
November 1, 1973 by and between First Western Bank and Trust
Company, as landlord, and Century Properties Equity Partnership
72, as tenant

Amendment No. 1 to Ground Leases (Bristol) dated as of June 6,
1973 by and between First Western Bank and Trust Company, as landlord, and Montgomery Ross Fisher and Joanne M. Fisher, collectively, as lessee

Ground Lease (Broadway), dated June 30, 1993, by and between City of Walnut Creek, as lessor, and Macerich Northwestern Associates, as lessee

Agreement of Lease (Crossroads-Boulder), dated December 31, 1960, by and between H.R. Hindry, as lessor, and Gerri Von Frellick, as lessee, with amendments and supplements thereto

Lease (Menke #1), (Parklane), dated December 22, 1959, by and between Bessie L. Menke, as lessor, and A.J. Flagg, as lessee, as supplemented

Agreement Supplementing Lease (Menke #1) dated November 1, 1960 by and between Bessie L. Menke, as lessor, and A.J. Flagg, as lessee

Second Agreement Supplementing Lease (Menke #1) dated
September 1, 1964, by and between Mark W. Menke, as executor of the estate of Bessie L. Menke, and Edith Menke Gamos and Mark W.
Menke, individually (collectively as lessor), and Parklane
Centre, as lessee

Lease (Menke #2), dated July 30, 1960, by and between Edith Menke
Gamos and Mark W. Menke, collectively, as lessor, and Flaghill, Inc., as lessee

Amendment to Ground Lease (Menke #2) dated May 1, 1979 by and between Parklane Shopping Center Company, as ground lessee, and Mark W. Menke, Diana J. Jones, Edith Menke Gamos and Gary Gamos, collectively, as ground lessor

Lease (Menke #3), dated October 5, 1960, by and between Bessie L.
Menke, as lessor, and Flaghill, Inc., as lessee

First Agreement Supplementing Lease (Menke #3) dated September 1,
1964 by and between Mark W. Menke, executor of the estate of Bessie L. Menke, deceased, Edith Menke Gamos and Mark W. Menke, as lessor, and Parklane Centre, as lessee

Lease (Menke #4), dated October 5, 1960, by and between Bessie L.
Menke, as lessor, and Flaghill, Inc., as lessee, as supplemented

Amendment of Leases (Menke #1 through Menke #4) dated June 9, 1981, by and among Diana J. Jones, Curtis D. Jones, Gary Gamos, Steward R. Wilson (as Trustee for Menke Trust), Edith Gamos and Mark W. Menke, collectively, as lessor, and Parklane Shopping Center Company, as lessee

Agreement dated May 31, 1967 (amending Menke #1 through Menke #4) by and between Parklane Centre Company (as ground lessee), Mark
W. Menke, Edith Menke Gamos and Mark W. Menke (as the
Administrator of the Estate of Bessie L. Menke, deceased
(collectively, the ground lessors) and The Equitable Life
Assurance Society of the United States

Amended and Restated Partnership Agreement of Macerich Fargo
Associates, dated as of March 16, 1994

Purchase and Sale Agreement, dated as of January 24, 1994, by and between Crossroads Associates Limited Partnership, as seller, and the Operating Partnership, as purchaser

Contribution Agreement dated May 13, 1994 between Chesterfield
Mall Associates, a Virginia general partnership and the Operating
Partnership, as amended and supplemented

Contribution Agreement dated May 13, 1995 between Salisbury-
Springhill Limited Partnership, a Maryland limited partnership, and the Operating Partnership

Contribution Agreement dated as of July 28, 1995 between Capitola
Mall Associates, a California limited partnership, and the Operating Partnership

Purchase Agreement dated as of September 18, 1995 between PCA
Crossroads Associates, Ltd. and The Macerich Partnership, L.P.

Credit and Guaranty Agreement dated May 31, 1995, as amended by
Amendment No. 1 dated January 18, 1996 and Amendment No. 2 dated
October 16, 1996, between The Macerich Partnership, L.P., The
Macerich Company and Wells Fargo Bank

Purchase and Sale Agreement dated as of November 28, 1995, between Queens Center Associates, L.P. and Macerich Queens
Limited Partnership, as amended

Purchase and Sale Agreement dated as of November 11, 1995 between
Copley Investors Limited Partnership and Macerich Marina Limited
Partnership

Purchase and Sale Agreement dated as of September 26, 1996 between LaSalle Street Fund Incorporated of Delaware and Macerich
Valley View Limited Partnership.

Purchase and Sale Agreement and Joint Escrow Instructions dated as of November 20, 1995 between Ashby Associates of Richmond
Limited Partnership, Eaglewood Properties I, Ltd. T/A Eaglewood
Properties and Macerich Sassafras Limited Partnership

Purchase Agreement dated as of May 20, 1996 between State Farm
Mutual Automobile Insurance Company and Macerich Sassafras
Limited Partnership

Partnership Agreement for Macerich Sassafras Limited Partnership

Partnership Agreement for Macerich Valley View Limited
Partnership

Partnership Agreement for Macerich Queens Limited Partnership

Partnership Agreement for Macerich Marina Limited Partnership

Management Agreement with respect to Queens Center

Management Agreement with respect to Villa Marina Center and
Marina Marketplace

Management Agreement with respect to Valley View Center

Management Agreement with respect to Sassafras Square South
Shopping Center